UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DAOU SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

THIS FILING CONSISTS OF THE COMPANY’S FORM 8-K FILED ON SEPTEMBER 28, 2005

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 26, 2005

Date of Report (Date of earliest event reported)

DAOU SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22073	33-0284454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Creamery Way, Suite 300 Exton, Pennsylvania		19341
(Address of principal executive offices)		(Zip Code)

610-594-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 26, 2005, Daou Systems, Inc. (“Daou”) entered into a Settlement Agreement and Release with James Roberto, which had an effective date of September 1, 2005 (the “Settlement Agreement”).  Mr. Roberto is a current stockholder and a former officer and director of Daou.

Mr. Roberto is a party to a secured promissory note in favor of Daou dated June 1, 2001 (the “Note”), which had $582,323.68 in principal and interest outstanding as of September 1, 2005.  The Note is due in full on May 31, 2006 and is secured by shares of Daou common stock owned by Mr. Roberto under a Stock Pledge Agreement dated June 1, 2001 between Daou and Mr. Roberto (the “Stock Pledge Agreement”).

Under the terms of the Settlement Agreement, the amount due under the Note will effectively be reduced to $32,038.26 through a combination of a reduction of the principal and interest due under the Note and a cash payment from Daou to Mr. Roberto.  This reduction will be effective as of the effective time of the previously announced proposed merger of Daou with and into a wholly-owned subsidiary of Proxicom, Inc., a portfolio company of Gores Technology Group, LLC (the “Proposed Merger”).  Under the Settlement Agreement, Mr. Roberto also agreed to pay the Note in full, subject to the reduction mentioned earlier in this paragraph, at the effective time of the Proposed Merger.  In addition, under the Settlement Agreement, Daou and Mr. Roberto entered into a mutual general release of claims and Mr. Roberto agreed to not exercise statutory appraisal rights in connection with the Proposed Merger.

The Settlement Agreement will be terminated if the Proposed Merger is terminated in accordance with its terms or if the Proposed Merger Agreement is not consummated by January 31, 2006.  If the Settlement Agreement is terminated, the general release of claims will be null and void and the reduction in the amount outstanding under the Note will be limited to an interest reduction of $57,133.14.

Daou does not have any material relationship with Mr. Roberto other than in respect of the Settlement Agreement, the Note, the Stock Pledge Agreement and a Separation Agreement and General Release dated December 31, 2002 between Daou and Mr. Roberto.

The Settlement Agreement will be filed as an exhibit to Daou’s Form 10-Q for the quarterly period ending September 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAOU SYSTEMS, INC.

Dated: September 28, 2005	By:	/s/ John A. Roberts
John A. Roberts
Chief Financial Officer